Exhibit 10.43.1
AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement, dated as of January 13, 1998, amends the Employment Agreement, dated as of February 25, 1997, between Northeast Utilities Service Company and Hugh C. MacKenzie.

1.	Section 3.1(a) is amended to read in its entirety as follows:

During his employment by the Company and for a period of two years after Executive's termination of employment for any reason, within the Company's "service area," as defined below, Executive will not, except with the prior written consent of the Board, directly or indirectly, own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with, or use or permit his name to be used in connection with, any business or enterprise which is engaged in any business that is competitive with any business or enterprise in which the Company is engaged. For the purposes of this Section, "service area" shall mean the geographic area within the states of Connecticut, Maine, Massachusetts, New Hampshire, Rhode Island, and Vermont, or any other state in which the Company, in the aggregate, generates 25% or more of its revenues in the fiscal year of NU in which Executive's termination of employment occurs. Executive acknowledges that the listed service area is the area in which the Company presently does business.

2.	Section 6.1(c) is amended to read in its entirety as follows:

"Change of Control" shall mean the happening of any of the following:

	(i)	When any "person," as such term is used in Sections 13(d) and 14(d)
of the Securities Exchange Act of 1934 (the "Exchange Act"), other than the
Company, its Affiliates, or any Company or NU employee benefit plan
(including any trustee of such plan acting as trustee), is or becomes the
"beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of NU representing more than 20% of the combined voting power of either (i) the then outstanding common shares of NU
(the "Outstanding Common Shares") or (ii) the Voting Securities; or

	(ii)	Individuals who, as of the beginning of any twenty-four month period, constitute the Trustees (the "Incumbent Trustees") cease for any reason to constitute at least a majority of the Trustees or cease to be able to exercise the powers of the majority of the Trustees, provided that any individual becoming a trustee subsequent to the beginning of such period whose election or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the trustees then comprising the Incumbent Trustees shall be considered as though such individual were a member of the Incumbent Trustees, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Trustees of NU (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

	(iii)	 Consummation by NU of a reorganization, merger or
consolidation (a "Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Common Shares and Voting Securities immediately prior to such Business Combination do not, following consummation of all transactions intended to constitute part of such Business Combination, beneficially own, directly or indirectly, more than 75% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation, business trust or other entity resulting from or being the surviving entity in such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Common Shares and Voting Securities, as the case may be; or

	(iv)	Consummation of a complete liquidation or dissolution of NU or sale or other disposition of all or substantially all of the assets of NU other than to a corporation, business trust or other entity with respect to which, following consummation of all transactions intended to constitute part of such sale or disposition, more than 75% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Shares and Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding
Common Shares and Voting Securities, as the case may be, immediately prior to such sale or disposition.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement as of the day and year first above written.

							NORTHEAST UTILITIES
							SERVICE COMPANY


/s/Hugh C. MacKenzie			By: /s/Cheryl Grise
Executive							Senior Vice President
6/25/98							6/26/98